UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2011

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Three Allen Center
333 Clay Street, Suite 4620, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 652-0582
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Shareholders of Oil States International, Inc. (the “Company”) was held on May 17, 2011. At the Annual Meeting, the shareholders of the Company (i) elected three Class I nominees to the Board of Directors, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, (iii) voted in favor of the compensation of the named executive officers, and (iv) voted to conduct an advisory vote on executive compensation “every one year”. The voting results for each proposal are as follows:
1. To elect the three Class I nominees to the Board of Directors:

	For	Withheld	Broker Non-Votes
Christopher T. Seaver	43,776,079	1,547,131	1,532,815
Douglas E. Swanson	22,985,446	22,337,764	1,532,815
Cindy B. Taylor	44,195,935	1,127,275	1,532,815
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain
45,035,765	1,816,925	3,335
3. To approve compensation of named executive officers:

For	Against	Abstain	Broker Non-Votes
41,846,038	1,702,162	1,775,065	1,532,760
4. For “every one year” frequency for advisory vote on executive compensation:

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
40,389,172	31,435	3,224,473	1,678,185	1,532,760
     As reported above, a majority of the votes cast on the frequency for advisory votes on executive compensation proposal were cast in favor of holding an annual “say-on-pay” vote. In consideration of the stockholder vote on the frequency proposal, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders. Accordingly, the Company will include an advisory “say-on-pay” vote every year in its future proxy materials until the next stockholder vote on the frequency of “say-on-pay” votes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc. (Registrant)

July 26, 2011 (Date)	/s/ Robert W. Hampton Robert W. Hampton
Senior Vice President, Accounting and Corporate Secretary